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                                                                      EXHIBIT 11

                            TOWER AUTOMOTIVE, INC.
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                          1997          1996
                                                       --------      --------
Net income                                             $  6,718      $  3,188
Interest expense on convertible
  subordinated notes                                         35            44
                                                       --------      --------
Net income applicable to common
  stockholders                                         $  6,753      $  3,232
                                                       --------      --------
                                                       --------      --------
Weighted average number of common
  and common equivalent shares                           14,338        10,838

Dilutive effect of outstanding stock
  options and warrants after application
  of the treasury stock method                              230            71

Dilutive effect of convertible subordinated
  notes assuming conversion                                 409           824
                                                       --------      --------
Common and common equivalent
  shares outstanding                                     14,977        11,733
                                                       --------      --------
                                                       --------      --------
Net income per common and
  common equivalent share (1)                          $   0.45      $   0.28
                                                       --------      --------
                                                       --------      --------

(1) The calculation of net income per common and common equivalent share for the three month periods ended March 31, 1997 and 1996 are the same on a primary and fully diluted basis.